SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No.   )


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                   SOUTHEASTERN MICHIGAN GAS ENTERPRISES, INC.
                (Name of Registrant as Specified In Its Charter)

________________________________________________________________________________
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
    or Item 22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act
    Rule 14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     1) Title of each class of securities to which transaction applies:
        ________________________________________________________________________
     2) Aggregate number of securities to which transaction applies:
        ________________________________________________________________________
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
        ________________________________________________________________________
     4) Proposed maximum aggregate value of transaction:
        ________________________________________________________________________
     5) Total fee paid:
        ________________________________________________________________________
[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
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     4) Date Filed:
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
                                     [LOGO]
                                  SOUTHEASTERN
                            MICHIGAN GAS ENTERPRISES



                 NOTICE OF ANNUAL MEETING OF COMMON SHAREHOLDERS
                          TO BE HELD ON APRIL 16, 1996



To the Common Shareholders of

     SOUTHEASTERN MICHIGAN GAS ENTERPRISES, INC.

     NOTICE IS HEREBY GIVEN pursuant to call by the Board of Directors of the Company in accordance with the laws of Michigan that the Annual Meeting of Shareholders of Southeastern Michigan Gas Enterprises, Inc. (the Company) will be held at the McMorran Auditorium, 701 McMorran Boulevard, Port Huron, Michigan (see map on back), on Tuesday, April 16, 1996 at 2:00 p.m., for the following purposes:

          I.   To elect four members to the Board of Directors.

         II. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Common Shareholders of record at the close of business on February 20, 1996, will be entitled to notice of and to vote at the meeting or at any adjournment thereof.

     Whether or not you expect to attend the meeting, please sign, date and return the accompanying proxy in the enclosed envelope, which requires no postage if mailed in the United States. If you should attend, you may vote in person, if you wish, whether or not you have sent in your proxy.

                                        By order of the Board of Directors


                                        Sherry L. Abbott, Secretary









                         405 Water Street  P.O. Box 5026
                 Port Huron, Michigan 48061-5026 (810) 987-2200

                                     [LOGO]
                                  SOUTHEASTERN
                         MICHIGAN GAS ENTERPRISES, INC.
                     405 Water Street, Port Huron, MI  48060



                                 PROXY STATEMENT

     The enclosed proxy is solicited on behalf of the Board of Directors of Southeastern Michigan Gas Enterprises, Inc. (the Company) for use at the Annual Meeting of the Shareholders of the Company on Tuesday, April 16, 1996, at
2:00 p.m., and any adjournments thereof, to be held at McMorran Auditorium, 701 McMorran Boulevard, Port Huron, Michigan. It is expected that the proxy materials will be mailed to shareholders on or about March 15, 1996.

     A Shareholder giving the enclosed proxy (or his authorized representative) may revoke it any time before it is exercised by executing a subsequent proxy, or by oral or written notice to the Company or by voting in person at the meeting.

     The Company will bear the cost of soliciting proxies, including charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of stock. In addition to mailings, proxies may be solicited by personal interview, telephone or telegraph by certain of the Company's employees without compensation. The Company may also retain and compensate one or more outside organizations to assist in soliciting proxies.

     A copy of the Company's 1995 Annual Report is enclosed.


               STOCK OUTSTANDING, VOTING RIGHTS AND VOTES REQUIRED

     Only Common Shareholders of record on the Company's stock transfer books at the close of business on February 20, 1996 (the record date) will be entitled to vote at the meeting.

     The Company had approximately 11,834,000 shares of Common Stock, $1 Par Value (Common Shares), outstanding on the record date. A majority of the Common Shares entitled to vote constitutes a quorum.

     Common Shareholders are entitled to cumulative voting for directors. Each Common Shareholder may cast a number of votes equal to the number of shares held on the record date multiplied by the number of directors to be elected. The shareholder may cast all votes for a single director or distribute them among the directors to be voted for, as the shareholder sees fit.

     To the Company's knowledge, only the following persons own beneficially more than 5% of the common stock as of the record date:

                                                                             Number
                                                                           of Shares
         Title of                  Name and Address                       Beneficially    Percent of
          Class                   of Beneficial Owner                        Owned          Class
Common Stock, $1 Par Value   Southeastern Michigan Gas Enterprises, Inc.
                             Employee Stock Ownership Trust
                             405 Water Street
                             Port Huron, Michigan 48060                     864,321<F1>      7.3%
_____________________

<F1>
The Company's Employee Stock Ownership Trust (ESOT) has the following trustees: Robert F. Caldwell, D. Kent Herzer and Nancy C. Rankin. The shares held by the ESOT may be voted by the individual participant to the extent such shares are allocated to the participant's account. The Trustees have the power to sell shares in the ESOT and can vote unallocated shares (approximately 9,328 shares).

     Management's security ownership as of the record date is:
                                                                      Amount and
                                                                      Nature of        Percent
                                    Name of                           Beneficial          of
    Title of Class             Beneficial Owner                      Ownership<F2>      Class
Common Stock, $1 Par Value   Directors, Nominees and
                              Executive Officers --
                               Frank G. Andreoni                       20,180            <F1>
                               Daniel A. Burkhardt                      1,760 <F4>       <F1>
                               Robert F. Caldwell                      14,750 <F3>       <F1>
                               Marcia M. Chmielewski                    2,195 <F3>       <F1>
                               Edward J. Curtis                             1 <F4><F5>   <F1>
                               John T. Ferris                          33,567            <F1>
                               Michael O. Frazer                        6,126            <F1>
                               Ward N. Kirby <F6>                       9,091 <F3>       <F1>
                               Harvey I. Klein                            883 <F4><F5>   <F1>
                               Frederick S. Moore                         595 <F4><F5>   <F1>
                               Edith A. Stotler                         1,745 <F4>       <F1>
                               Donald W. Thomason                       2,197            <F1>
                             All directors, nominees and
                              executive officers as a group            93,096            <F1>

Cumulative Preferred Stock
 of Subsidiary --            Directors, Nominees and
 Southeastern Michigan Gas    Executive Officers --
  Company                      Robert F. Caldwell                          43            <F1>
                               Ward N. Kirby <F6>                          32            <F1>
                             All directors, nominees and
                              executive officers as a group                75            <F1>
___________________

<F1>
Less than one percent.
<F2>
Each of the identified beneficial owners has sole voting and investment power as to all of the shares shown with the exception of those held by certain officers and directors jointly with their spouses or directly by their spouses, minor children, or certain other relatives, and with the exceptions described in (2) below. None of the shares shown is a share as to which the person shown as the beneficial owner has the right to acquire beneficial ownership in the future.
<F3>
Inclusive of the individual's beneficial interest in shares held by ESOT as follows:

                                                             Common Shares
     Name                                                     Held by ESOT

     Robert F. Caldwell                                           9,182
     Marcia M. Chmielewski                                        1,629
     Ward N. Kirby                                                4,416
     All directors, nominees and executive officers as a group   15,227

Such persons may vote their shares held by ESOT. Such persons have no investment power as to the shares held by the ESOT except for certain limited rights of diversification required to be granted under the Internal Revenue Code.
<F4>
Pursuant to Board resolutions, Board members are required to own a minimum of 2,000 shares of Company common stock or the equivalent of 2,000 shares in Phantom Stock under the Deferred Compensation and Phantom Stock Agreements (see the "Director Compensation" section on page 7 for further information concerning these Agreements) or a combination thereof within 60 months of December 1994 (for new members, the deadline is 60 months from election to the Board); lesser minimums are required after 18, 36 and 54 months from such dates. The acquisition of Phantom Stock pursuant to such Agreements does not give a Board member any rights as a shareholder of the Company, and no voting or investment power is attributable to any Phantom Stock.
<F5>
Three directors are deferring their 1996 director's compensation under Deferred Compensation and Phantom Stock Agreements. As of March 15, 1996, the deferred compensation accounts for the three directors showed Phantom Stock ownership as follows:

     Name                                                    Phantom Shares

     Edward J. Curtis                                               413
     Harvey I. Klein                                              1,302
     Frederick S. Moore                                           1,113
<F6>
Mr. Kirby resigned his position as President and Chief Executive Officer, and as a director of the Company, effective January 18, 1996. As of the date of this proxy statement, no successor has been appointed to the positions that he held.

                      RESPECTING THE ELECTION OF DIRECTORS

     The Company's Articles of Incorporation provide for three classes of directors. The term of office of each class is three years and the term of one class expires each year. The Company's Bylaws provide for a Board of Directors with eleven members. The classes will be comprised of as nearly equal a number of directors as possible. Therefore, approximately one-third of the Board of Directors will be elected at each Annual Meeting of Shareholders. In case of a vacancy in the Board of Directors, the remaining Directors, by a majority vote, could elect a successor to serve until the next election of the class for which the director was chosen. There is presently one vacancy on the Board of Directors in the class whose term expires in 1998 that resulted from Mr. Kirby's resignation in January of this year. The Board of Directors does not presently intend to fill this vacancy until the Board selects a new President and Chief Executive Officer for the Company.

     Four directors are to be elected at this Annual Meeting, each to hold office for a term of three years or until his successor shall have been fully elected and qualified. It is the intention of the persons named in the enclosed Form of Proxy, unless otherwise instructed by the shareholder, to vote for the election of the persons listed below, each of whom is presently a member of the Board of Directors.

                                Frank G. Andreoni
                               Daniel A. Burkhardt
                                Edward J. Curtis
                                 Harvey I. Klein

     The Board does not contemplate that any nominee will become unavailable for any reason. Should that occur before the meeting, however, proxies will be voted for another person selected by the Board.

     The persons named in the enclosed proxy form also reserve the right to vote the proxies cumulatively and for less than all of the nominees, but do not intend to do so unless other nominees are nominated at the meeting. In any case, the proxies will not vote for any nominees other than those named for the class of directors whose term expires in 1999, unless a nominee becomes unavailable as described above.


                           INFORMATION ABOUT DIRECTORS

               Name, Position with the Company<F1> and                                                 Director
               Business Experience During Past Five Years                                         Age   Since
NOMINEES (for terms expiring 1999)
Frank G. Andreoni...............................................................................  66     1978
  Chairman of the Board of Directors of the Company since April 1995; President of
  Community Foundation of St. Clair County since June 1994; Port Huron City Chairman of
  Michigan National Bank from July 1994 until retirement in March 1995 and Port Huron City
  President prior to July 1994.
Daniel A. Burkhardt.............................................................................  48     1993
  Associated with Edward D. Jones & Co., a securities brokerage firm, since 1978; Principal in Investment Banking Department of Jones; Member of Jones' Investment Policy Committee;
  Director of: Essex County Gas Co., Galaxy Cablevision L.P., Mid-America Realty
  Investments, Inc. and St. Joseph Light & Power Co.
Edward J. Curtis................................................................................  53     1995
  President of E.J. Curtis Associates, Inc., a professional management consulting firm;
  Director of Essex County Gas Co.
Harvey I. Klein.................................................................................  56     1993
  President of Global Strategies Group L.C., a private consulting firm, since 1995; Employed by Ford Motor Company from January 1962 to January 1995 in positions of increasing responsibility with the last position held being Manager of Advanced Vehicle/Safety and Fuel Economy Planning.

OTHER DIRECTORS (terms expiring 1997)
John T. Ferris..................................................................................  45     1994
  Senior Partner in law firm of Ferris & Schwedler, P.C. in Bad Axe, Michigan, former prosecutor for Huron County, Michigan.
Michael O. Frazer...............................................................................  57     1986
  Attorney practicing in Battle Creek, Michigan.
Frederick S. Moore..............................................................................  57     1995
  President and Chairman DSLT Inc., a holding company with subsidiaries serving the food service industry and engaging in the real estate development business.
Edith A. Stotler................................................................................  49     1987
  Partner, Stotler Grain Company; President, Homer Grain Company since 1990; Vice President and Director, Utilities Group, Canadian Imperial Bank of Commerce, Inc., Chicago,
  Illinois from December 1988 to February 1990 and Assistant General Manager -- Utilities
  Group prior thereto.

OTHER DIRECTORS (terms expiring 1998)
Robert F. Caldwell..............................................................................  40     1992
  Executive Vice President of the Company since April 1993, Senior Vice President of the
  Company from April 1991 to April 1993, Vice President from February 1989 to April 1991,
  Secretary from January 1985 to February 1991, Treasurer from January 1985 to February 1989.
Donald W. Thomason..............................................................................  52     1995
  Executive Vice President - Corporate Services and Technology of the Kellogg Company since
  September 1990; prior thereto, a vice president of Kellogg and a division executive vice president.
_________________

<F1>
Other than Mr. Caldwell, each director's and nominee's principal employment is and has been with a company which is not affiliated with the Company.

                      COMMITTEES OF THE BOARD OF DIRECTORS

     The Company's Audit Committee members are Michael O. Frazer, Chairman, Daniel A. Burkhardt, Edward J. Curtis and Frederick S. Moore. The committee held 4 formal meetings in 1995. The Audit Committee's functions are primarily to review with the independent public accountants their reports and audit findings, including with respect to the internal audit function which such accountants also perform, and the scope and plans for future audit programs, and to meet with the officers of the Company and separately with the independent public accountants to review annual financial statements, accounting and financial controls and compliance with appropriate codes of conduct. The committee also recommends to the Board the independent public accountants.
     The Company's Compensation Committee members are Harvey I. Klein, Chairman, John T. Ferris, Edith A. Stotler and Donald W. Thomason. The committee held 7 formal meetings in 1995. The Compensation Committee, after review and analysis of available data, recommends compensation of executive officers and directors to the Board of Directors.

     The Company's Nominating Committee members are Daniel A. Burkhardt, Chairman, Harvey I. Klein, Frederick S. Moore and Edith A. Stotler. The committee held 8 meetings in 1995. The functions of the Nominating Committee are to recommend to the Board directors to serve as members of the Board committees, candidates to serve as trustees of employee benefit plan trusts, candidates to fill Board vacancies, the slate of director candidates for shareholder approval, personal qualifications criteria for Board membership and general criteria regarding Board committee composition. Recommendations by shareholders of candidates for Board membership will be considered by the Nominating Committee. Such recommendations should be sent to the Nominating Committee of the Board of Directors at 405 Water Street, Port Huron, Michigan 48060.

     The Board of Directors held 8 meetings during 1995. Each director attended 75% or more of the total meetings of the board and the committees on which each served in 1995, except for Donald W. Thomason who attended 70% (seven of ten) of the aggregate of (1) the total number of meetings of the board of directors (held during the period for which he has been a director) and (2) the total number of meetings held by all committees of the board on which he served (during the periods that he served).


                      SECTION 16(a) REPORTING REQUIREMENTS

     Pursuant to Section 16(a) of the Securities Exchange Act of 1934, directors and executive officers must file reports with the Securities and Exchange Commission disclosing changes in their ownership of Company stock. All such reports were filed timely for 1995.


                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Summary Compensation Table

     Only the following three executive officers of the Company had salary and bonus exceeding $100,000 in 1995.
       Name and Principal                                                          Other Annual       All Other
            Position                                   Year  Salary<F1> Bonus<F2> Compensation<F3> Compensation<F4>
Ward N. Kirby, President and CEO <F5>..............    1995  $209,973   $45,418       $2,630           $2,311
                                                       1994  $201,504   $65,315       $2,590           $4,262
                                                       1993  $191,397   $64,251       $2,590           $7,040
Robert F. Caldwell, Executive Vice President
 and COO...........................................    1995  $183,115   $40,869       $1,024           $2,311
                                                       1994  $175,739   $55,481       $1,008           $4,262
                                                       1993  $166,863   $53,483       $1,008           $6,139
Marcia M. Chmielewski, Vice President, Treasurer
 and CFO...........................................    1995   $96,000   $17,176         $841           $1,802
                                                       1994   $88,923   $22,648         $828           $2,938
                                                       1993   $79,757   $16,180         $828           $2,707
____________________

<F1>
Actual salary paid during the year.
<F2>
Cash incentive earned during the year pursuant to the Company's incentive plan then in effect and bonus paid to reimburse the premium cost of a whole life insurance policy.
<F3>
Amount paid to reimburse the executive for taxes relating to the bonus for life insurance discussed in the preceding note.
<F4>
Portion of the Company's contribution to the Employee Stock Ownership Trust which is applicable to the executive.
<F5>
Mr. Kirby resigned his positions with the Company effective January 18, 1996.

Employment and Related Agreements

     Mr. Caldwell is a party to an employment agreement with the Company that expires January 1, 1997. The employment agreement provides for a lump sum payment to Mr. Caldwell if the Company terminates his employment other than for "cause" or if Mr. Caldwell resigns due to a required relocation of personal residence or a reduction in base salary. "Cause" is limited to certain intentional misconduct. The lump sum payment will equal Mr. Caldwell's present salary for the remainder of the term of the agreement, provided that not less than six nor more than twelve months salary shall be paid. The Company also agrees to continue insurance, medical, dental and similar benefit plans for the term of the agreement. Certain other limitations apply. In addition, the agreement gives Mr. Caldwell the right to resign in case of a change of control and receive severance compensation equal to 2.99 times his average annual compensation over the last five years.

     Mr. Kirby has entered into separation and consulting agreements with the Company, effective January 18, 1996. Pursuant to these agreements, and in connection with his resignation, he has been paid $210,300 as a severance payment, and $18,000 as a lump sum consulting fee for consulting services that he is to render to the Company in 1996. Mr. Kirby also receives certain insurance, his Company automobile, and other incidental benefits in connection with his severance.


Pension Plan

                               Pension Plan Table
   Annual                                    Years of Credited Service
Remuneration       5          10          15          20          25          30          35          40
   90,000        7,875      15,750      23,625      31,500      39,375      47,250      55,125      63,000
  110,000        9,625      19,250      28,875      38,500      48,125      57,750      67,375      77,000
  130,000       11,375      22,750      34,125      45,500      56,875      68,250      79,625      91,000
  150,000       13,125      26,250      39,375      52,500      65,625      78,750      91,875     105,000
  170,000       14,875      29,750      44,625      59,500      74,375      89,250     104,125     119,000
  190,000       16,625      33,250      49,875      66,500      83,125      99,750     116,375     133,000
  210,000       18,375      36,750      55,125      73,500      91,875     110,250     128,625     147,000
  230,000       20,125      40,250      60,375      80,500     100,625     120,750     140,875     161,000
  250,000       21,875      43,750      65,625      87,500     109,375     131,250     153,125     175,000
  270,000       23,625      47,250      70,875      94,500     118,125     141,750     165,375     189,000

     The above table sets forth the estimated annual benefits payable at normal retirement age (65) under the Retirement Plan and the Supplemental Retirement Plan for Certain Officers based on a straight-life annuity form of retirement income.

     The Retirement Plan is a non-contributory plan. Substantially all employees are eligible to participate. All above-named executive officers participate. Compensation for purposes of the Retirement Plan is equal to base salary (including commissions for sales persons), excluding overtime and bonuses.

     At normal retirement age (65), a participant will receive an annual retirement benefit equal to 1.5% of the highest average of his annual compensation for any consecutive three calendar years preceding the earlier of the retirement date or the date of termination of employment multiplied by years of credited service prior to November 1, 1970, and by 1.75% of such average annual compensation multiplied by years of credited service after October 31, 1970. The benefits listed in the Pension Plan Table are not subject to any deduction for Social Security or other offset amounts.

     As of January 1, 1996, Mr. Kirby, Mr. Caldwell and Ms. Chmielewski had 23, 16 and 9 years of credited service after October 31, 1970, respectively.

     Federal law limits the annual benefits that can be paid from any funded retirement plan that qualifies for federal tax exemption, and the amount for calendar year 1996 is $120,000. In addition, federal law limits the amount of covered compensation for purposes of calculating pension benefits. As of January 1, 1996, that maximum is $150,000. To the extent that annual benefits payable from the retirement plan are so limited, benefits are provided for Messrs. Kirby and Caldwell under the Supplemental Retirement Plan for Certain Officers adopted by the Company on December 7, 1995, so as to provide them with the retirement benefits to which they would be entitled but for such limitation.

Director Compensation

     Employees who are directors receive no additional compensation for service as directors. All other directors were paid $1,000 per month and $575 for each directors' meeting attended in 1995 except that the chairman of the board was paid $2,000 per month and $775 per meeting attended. Non-employee directors received $575 for each committee meeting attended except that committee chairmen were paid $775.

     The Company has also established Deferred Compensation and Phantom Stock Agreements for non-employee directors. Non-employee directors have the option to defer the annual compensation described in the above paragraph for each upcoming year. If deferred, the compensation accrues interest at the prime rate or, at the prior election of the director, is treated as if it were invested in Common stock (Phantom Stock) through the dividend reinvestment plan. Three directors are deferring compensation for 1996; such compensation is being used to purchase Phantom Stock.

     Non-employee directors also accrue $3,000 per year in the form of retirement compensation payable after leaving the Board.


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Membership on the Compensation Committee for 1995 was as follows:  Frank
G. Andreoni and John W. Wirtz from January 1, 1995 through April 19, 1995; William March from April 19, 1995 through October 12, 1995; Harvey I. Klein and Edith A. Stotler from January 1, 1995 through the present; Donald W. Thomason from April 19, 1995 through the present; and John T. Ferris from October 12, 1995 through the present. The Company from time to time makes short-term and long-term borrowings from Michigan National Bank, of which Mr. Andreoni was Port Huron City Chairman during his term on the Compensation Committee. In 1995, the maximum amount of such indebtedness at any one time outstanding was $39,900,000 at an interest rate of approximately 6.5% per annum which was used for working capital of the Company and its subsidiaries. Such borrowings were at rates considered to be competitive and were on terms and conditions similar to other like loans made by such bank. At
December 31, 1995, there was outstanding indebtedness of $39,900,000 to such bank.



     Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933, or the Securities Exchange Act of 1934, the following report and the Performance Graph shall not be deemed to be incorporated by reference into any such filings except to the extent that they are specifically incorporated.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee (CC) is responsible for recommending to the full Board the compensation of Executive Officers. The CC is composed of four non-employee directors. The CC has adopted a strategy to adjust all salary, benefits and perquisites for an executive to reflect an average of that paid to executives with similar experience, responsibilities and authority in a peer group including 18 other utility companies and our Company. The elements of compensation include base salary, benefits, perquisites and incentive. An independent consulting firm has been employed by the CC to assist in developing and implementing this strategy. The incentive plan provides an executive with an opportunity for above-average total compensation. The incentive plan for 1995 provided for cash bonuses to the Company's executives based on the degree of achievement of the Company's income target for 1995 and the executive's individual performance. The 1995 income target and Mr. Kirby's individual performance were determined by the CC. All the incentive awards for 1995 are included in the above compensation table in the "Bonus" column. The 1995 base salary amounts were determined by the CC.

     Mr. Kirby's 1995 base salary, shown in the "Salary" column of the above Compensation Table, was increased by 4.2% from his 1994 base salary, which percentage was equal to the projected average merit increase for utility executives based on a review of national surveys.

     Mr. Kirby's incentive award for 1995 was based on the level of corporate income versus the 1995 income target.

     The Company also provided a bonus to Mr. Kirby to reimburse him for the cost of two whole life insurance policies (with face amounts totaling $250,000). The portion of the bonus relating to the premium cost of these policies is reflected in the "Bonus" column of the above Compensation Table and the projected tax burden portion is reflected in the "Other Annual Compensation" column. Mr. Kirby's life insurance policies were first purchased in 1988 ($200,000) and 1989 ($50,000). The premiums were established with an intent to have each policy paid up in ten years.

     In 1995, the Company contributed $300,000 to its Employee Stock Ownership Trust ("ESOT"). The contribution amount is redetermined in December each year and is based in most part on the extent to which the Company is projected to meet its income target that year. All full-time employees, with at least one year of service and at least 21 years old, participate in the ESOT. Contributions to the ESOT are allocated to participants in proportion to their other compensation (not including compensation in excess of $150,000). Mr. Kirby's portion of the contribution is shown in the "All Other Compensation" column of the above Compensation Table.

     The Company also provided Mr. Kirby certain other perquisites of the office of President including limited personal use of a Company car. These other perquisites are not significant.

     All decisions of the CC regarding executive compensation are reviewed by the full Board of Directors.

                              COMPENSATION COMMITTEE

                              Harvey I. Klein, Chair
                              John T. Ferris
                              Edith A. Stotler
                              Donald W. Thomason


                                PERFORMANCE GRAPH

     The following graph compares cumulative total returns (assuming reinvestment of dividends). The stock price performance shown on the graph is not necessarily indicative of future price performance. The graph assumes the investment of $100 in the Company's stock, the stocks representing the EDJ index and the stocks representing the S&P 500 index on December 31, 1990.

                 Comparison of Five Year Cumulative Total Return
           Among stock of Southeastern Michigan Gas Enterprises, Inc.,
                                S&P 500 Index and
          Edward D. Jones & Co. Natural Gas Distribution Company Index
     Measurement Period       Southeastern Michigan    Edward D.      S&P 500
    (Fiscal Year Covered)     Gas Enterprises, Inc.    Jones Index    Index
Measurement Pt-12/31/90              $100                 $100         $100

FYE 12/31/91                         $120                 $120         $130
FYE 12/31/92                         $165                 $145         $140
FYE 12/31/93                         $215                 $169         $154
FYE 12/31/94                         $191                 $152         $156
FYE 12/31/95                         $204                 $196         $215


                         INDEPENDENT PUBLIC ACCOUNTANTS

     Arthur Andersen LLP have been the auditors for the Company and Southeastern Michigan Gas Company for over thirty (30) years and have been appointed by the Board of Directors to continue in that capacity during 1996. A member of Arthur Andersen LLP will be available at the Shareholders Meeting to make a statement if he so desires and to answer appropriate questions.


                              SHAREHOLDER PROPOSALS

     A proposal to be included in the proxy statement or form of proxy for the Company's next annual meeting of shareholders must be received at the Company's principal executive office not later than November 15, 1996.


                                 OTHER BUSINESS

     The management of the Company knows of no matters other than those above stated which are to be brought before the meeting. However, if any other such matters should be presented for action, it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their judgment on such matters.

     It is important that proxies be returned promptly to avoid unnecessary expenses. Therefore, all Common Shareholders (even those planning to attend the meeting) are urged, regardless of the number of shares of stock owned, to sign, date and return the enclosed proxy in the business-reply envelope, also enclosed. Shareholders attending in person may withdraw their proxies and vote in person.

                                        By order of the Board of Directors


                                        Sherry L. Abbott, Secretary

                                      [MAP]

                                    APPENDIX



Map on back cover shows general area, specific street and specific building where shareholders meeting will take place.

                                     [Logo]
                                  SOUTHEASTERN
                            MICHIGAN GAS ENTERPRISES


                                                   Annual Meeting to be held at

                                                            McMorran Auditorium
                                                         701 McMorran Boulevard
                                                     Port Huron, Michigan 48060

                                                   April 16, 1996, at 2:00 p.m.




                             YOUR VOTE IS IMPORTANT.
            Whether or not you plan to attend, you can be sure your
                shares are represented at the meeting by promptly
      returning your completed proxy in the enclosed postage-paid envelope which is addressed to our tabulation service at
        Corporate Election Services, P.O. Box 1150, Pittsburgh, PA 15230.


              [arrow symbol] Detach Proxy Card Here [arrow symbol]

                                  SOUTHEASTERN
                         MICHIGAN GAS ENTERPRISES, INC.
                     405 Water Street, Port Huron, MI  48060

               This Proxy is Solicited by the Board of Directors.

The undersigned hereby appoints George C. Noble and Edward K. Corry, or either one of them, with power of substitution in each, proxies to vote, as designated on the reverse side, all of the undersigned's shares of Common Stock of SOUTHEASTERN MICHIGAN GAS ENTERPRISES, INC. at the Annual Meeting of Shareholders to be held on April 16, 1996, and any and all adjournments thereof.

Please date, sign exactly as name appears hereon, and mail promptly in the enclosed envelope which requires no postage if mailed in the United States. When signing as attorney, executor, administrator, trustee, guardian, etc., give full title as such. If shares are held jointly, both owners must sign.

                                   Dated                                 , 1996
                                         --------------------------------

                                   Signature
                                             -----------------------------------

                                   Signature
                                             -----------------------------------

                                                  (Continued on the other side)

              [arrow symbol] Detach Proxy Card Here [arrow symbol]

             Properly executed proxies will be voted as marked and,
              if not marked, will be voted FOR all of the nominees.

                                        Please Mark Your Choice Like This. [X]

--------------------------------------------------------------------------------
1. Election of Directors -- The Board of Directors recommends a vote FOR the nominees named below.
     (Check Only One Box)

     A.   For all nominees listed below  [  ]

     B.   For none of the nominees listed below  [  ]

     C.   For all nominees except names crossed out  [  ]

Frank G. Andreoni    Daniel A. Burkhardt    Edward J. Curtis    Harvey I. Klein
--------------------------------------------------------------------------------
2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS THEREOF.
--------------------------------------------------------------------------------

                     (To be Dated and Signed on Other Side)